Exhibit 10.1
Unofficial Summary Translation

Hongrui Pharmaceutical Factory Supplemental Assets Transfer Agreement

Laiyang Jiangbo Pharmaceutical Co., Ltd, Shandong Traditional Chinese Medicine College and the Traditional Chinese Medicine College of Shandong Hongrui pharmaceutical manufactory signed an assets transfer agreement on January 23, 2009, and the handover was scheduled on February 5, 2009. The Hongrui assets transfer was carried out on February 5, 2009 by three parties herein. Due to the significant differences between the actual transferred inventories from Hongrui, including raw materials, low value consumption goods, packaging, production and semi-finished product, and the records listed in the assets appraisal report issued by Yantai Huada Co. Accounting Firm on August 31, 2009, the parties negotiated and amended the initial transfer contract as follows:

A.	Article VII of the original contract is amended as:
The three parties agree the transfer value of party B’s tangible assets and 22 drug approval numbers is RMB 102.6 million in total.

B.	Article VIII of the original contract is amended as:
Within one month of the approval and consent from the state-owned assets administration department and the completion of assets handover, Party C shall pay Party A RMB 20 million in one lump sum cash payment, another RMB 38.6 million shall be paid after the drug approval numbers are transferred to party C. Party C should be responsible to pay the remaining of RMB 44 million by newly issued shares of Genesis pharmaceuticals Enterprises, Inc, USD $10 per share using the exchange rate of 6.836, totaling 643,651 shares. Shares shall be paid within one year of the signing of the agreement to Party A or entities or individuals designated by Party A.

There are no changes to the remaining provisions of the contract.

This agreement has three copies, one for each of the three parties.

Party A: Shandong Traditional Chinese Medicine College (Seal)
Legal Representative:
Date: February 10, 2009

Party B: The Traditional Chinese Medicine College of Shandong Hongrui Pharmaceutical Factory (Seal)
Legal Representative:
Date: February 10, 2009

Party C: Laiyang Jiangbo Pharmaceutical Co., Ltd.(Seal)
Legal Representative:
 Date: February 10, 2009